Exhibit 5.1

[HAYNES AND BOONE, LLP LETTERHEAD]

March 25, 2019

AquaMed Technologies, Inc.

2150 Cabot Boulevard, West, Suite B

Langhorne, Pennsylvania 19067

Re: AquaMed Technologies, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to AquaMed Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of, and the consummation of the transactions contemplated by, the Company’s Registration Statement on Form S-1 (as it may be amended from time to time, the “Registration Statement”), initially filed by the Company with the Commission on January 9, 2019, under the Securities Act of 1933, as amended (the “Act”), relating to the registration and distribution by the Company of 1,750,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company specified in the Registration Statement (the “Shares”). The Shares are to be distributed by the Company pursuant to an Asset Contribution and Separation Agreement by and between the Company and Alliqua BioMedical, Inc., a Delaware corporation (the “Agreement”), the form of which has been filed as Exhibit 2.3 to the Registration Statement.

The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement, including the prospectus, and all exhibits thereto; (ii) the Company’s Certificate of Incorporation of the Company which is filed as Exhibit 3.1 to the Registration Statement; (iii) the Amended and Restated Certificate of Incorporation of the Company, the form of which is filed as Exhibit 3.3 to the Registration Statement (iv) the Company’s By-laws which are filed as Exhibit 3.4 to the Registration Statement; (v) the Amended and Restated Bylaws of the Company, the form of which is filed as Exhibit 3.5 to the Registration Statement; (vi) the Agreement; (vii) the minutes and records of the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares covered by the Registration Statement and related matters thereto; (viii) a specimen of the Company’s Common Stock certificate; and (ix) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

AquaMed Technologies, Inc.

March 25, 2019

In making the foregoing examinations, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that:

The Shares have been duly authorized for issuance by all necessary corporate action of the Company and, when issued and paid for in accordance with the terms and conditions of the Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP